Registration No. 333−

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM S−8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________
ERA GROUP INC.
(Exact Name of Registrant as Specified in its Charter)
________________________

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	72-1455213 (I.R.S. Employer Identification No.)
818 TOWN & COUNTRY BLVD, SUITE 200 HOUSTON, TEXAS (Address of Principal Executive Offices) 77024 (Zip Code) ________________________
ERA GROUP INC. 2013 EMPLOYEE STOCK PURCHASE PLAN (Full Title of Plan) ________________________
SHEFALI SHAH
SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
ERA GROUP INC.
818 TOWN & COUNTRY BLVD, SUITE 200
HOUSTON, TEXAS
(713) 369-4700
(Name and Agent for Service)
(Telephone Number, Including Area Code, of Agent For Service)
________________________

Copies to: BRETT D. NADRICH, ESQ. MILBANK, TWEED, HADLEY AND MCCLOY LLP 28 LIBERTY STREET NEW YORK, NEW YORK 10005 (212) 530−5000 ________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.01 per share	400,000	$7.46	$2,984,000	$345.85

(1)
Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933. The offering price and registration fee are based on a price of $7.46 per share, which price is the average of the high and low sales prices of the shares of common stock, as reported on the New York Stock Exchange on October 31, 2016.

EXPLANATORY NOTE

This Registration Statement has been filed for the purpose of registering an additional 400,000 shares of common stock, par value $0.01 per share, of Era Group Inc. (the “Registrant” or the “Company”) that may be offered or sold to the participants of the Era Group Inc. 2013 Employee Stock Purchase Plan (as amended, the “Plan”). The amendment to the Plan to add these additional shares was approved by the Registrant’s Board of Directors in reliance on an exemption from shareholder approval under Section 303A.08 of the New York Stock Exchange Listed Company Manual. Pursuant to General Instruction E to Form S-8, the contents of the previous registration statement relating to the Plan (File No. 333-187116, filed on March 8, 2013) are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.
The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference in this Registration Statement:

(1)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on February 26, 2016, as amended by Amendment No.1 thereto filed on February 29, 2016;

(2)
our Quarterly Reports on Form 10-Q filed May 4, 2016 for the quarter ended March 31, 2016, August 3, 2016 for the quarter ended June 30, 2016 and November 1, 2016 for the quarter ended September 30, 2016;

(3)	our Periodic Report on Form 8-K filed on June 29, 2016; and

(4)
the description of our common stock contained in our registration statement on Form 10 filed on October 12, 2012, as amended, including any amendment or report filed for the purposes of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 8.    EXHIBITS.
The exhibits listed in the accompanying Exhibit Index are filed, furnished or incorporated by reference (as stated therein) as part of this Registration Statement on Form S-8.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on this 2nd day of November, 2016.

Era Group Inc.
By:	/s/ Shefali Shah
Shefali Shah
Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Bradshaw, Shefali Shah and Andrew Puhala, each of them acting alone, as his true and lawful attorney-in-fact and agent, with the full power of substitution, for him in any and all capacities, to sign any amendments (including all post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signer	Title	Date

/s/ Christopher S. Bradshaw	President, Chief Executive Officer and Director	November 2, 2016
Christopher S. Bradshaw	(Principal Executive Officer)

/s/ Shefali Shah	Senior Vice President, General Counsel and	November 2, 2016
Shefali Shah	Corporate Secretary

/s/ Andrew L. Puhala	Senior Vice President, Chief Financial Officer	November 2, 2016
Andrew L. Puhala	(Principal Financial Officer)

/s/ Jennifer D. Whalen	Vice President and Chief Accounting Officer	November 2, 2016
Jennifer D. Whalen	(Principal Accounting Officer)

/s/ Charles Fabrikant	Non-Executive Chairman of the Board and Director	November 2, 2016
Charles Fabrikant

/s/ Ann Fairbanks	Director	November 2, 2016
Ann Fairbanks

/s/ Blaine V. Fogg	Director	November 2, 2016
Blaine V. Fogg

/s/ Christopher P. Papouras	Director	November 2, 2016
Christopher P. Papouras

/s/ Yueping Sun	Director	November 2, 2016
Yueping Sun

/s/ Steven Webster	Director	November 2, 2016
Steven Webster

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
4.1
Form of Common Stock Certificate of Era Group Inc. (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 10 initially filed with the Commission on October 12, 2012, as amended (File No. 001-35701)).

5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP.*
23.1	Consent of Milbank, Tweed, Hadley & McCloy LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).*
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.*
23.3	Consent of KPMG LLP, independent registered public accounting firm.*
24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).*
99.1	Era Group Inc. 2013 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.1 of the Company's Form S-8 filed with the SEC on March 8, 2013 (File No. 333-187116)).
99.2	Amendment No. 1 to the Era Group Inc. 2013 Employee Stock Purchase Plan.*
*    Filed herewith.